GREEN SQUARE CAPITAL, LLC
GREEN SQUARE CAPITAL LOUISVILLE, LLC
GREEN SQUARE BOSTON, LLC
GREEN SQUARE ASSET MANAGEMENT, LLC

CODE OF ETHICS

October 2017

Green Square Capital, LLC Code of Ethics

In order to prevent any conflicts of interest and in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), Green Square Capital (“Green Square Capital” or the “Adviser”) has adopted this Code of Ethics (the “Code”) to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

This Code applies to all Green Square Capital personnel.

This Code is based on the principle that the directors, officers and employees of Green Square Capital have a fiduciary duty to place the interests of advisory clients first and to conduct all personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of the relationship of the director, officer or employee to Green Square Capital’s clients. Green Square Capital personnel must adhere to this general principle as well as comply with the specific provisions of this Code. Technical compliance with this Code will not insulate from scrutiny trades that indicate an abuse of an individual’s fiduciary duty. In addition, Green Square Capital personnel are required to comply with applicable federal securities laws.

A.	Statement of General Principles

In recognition of the trust and confidence our advisory clients have placed in us, Green Square Capital hereby adopts the following general principles to guide the actions of its directors, officers and employees:

(1)
The interests of our clients are paramount. In conducting themselves and the operations of Green Square Capital, all Green Square Capital personnel must place the interests of our clients before their own.

	(2)	Green Square Capital personnel must conduct their personal securities transactions in such a way as to avoid a conflict between their personal interests and the interests of our clients.

(3)
Green Square Capital personnel must avoid actions or activities that allow them, or a member of their family, to profit or benefit from his or her position with Green Square Capital, or that otherwise call into question the person’s independent judgment.

	(4)	In conducting themselves and the operations of Green Square Capital, Green Square Capital personnel must comply with applicable federal securities laws.

B.	Definitions

	(1)	“Access Person” means any director, officer, employee or representative of Green Square Capital who:

•
has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; see  Exhibit A for list of Access Persons.

• is involved in making securities recommendations to clients, or who has access to recommendations that are nonpublic.

Note: Because Green Square Capital’s primary business is to provide investment advice, all of its directors, officers and partners are presumed to be Access Persons.

(2)
“Alternate Review Officer” is any other person appointed by Green Square Capital to review holdings and transaction reports or to perform other duties as may be required to assist the Chief Compliance Officer in fulfilling his or her obligations under this Code.

(3)
“Beneficial Ownership” of a security is to be interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) there under. This means that a person will generally be considered to have “beneficial ownership” of any security in which he or she has direct or indirect pecuniary (monetary) interest. In addition, a person will be deemed to have “beneficial ownership” of securities held by his or her spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared investment power.

(4)
“Chief Compliance Officer” means the person(s) appointed by Green Square Capital to administer the provisions of this Code. Where this Code requires the Chief Compliance Officer to act, he or she will consult with Green Square Capital legal, compliance or management personnel as may be appropriate under the circumstances.

(5)
“Control” has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940. Section 2(a)(9) of the Investment Company Act of 1940 provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless that power is solely the result of an official position with the company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company; however, this presumption may be countered by the facts and circumstances of a given situation.

(6)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(7)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (i.e., a private placement).

(8)
“Material” means that there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question or that a reasonable investor could view the information, if disclosed, as having significantly altered the “total mix” of information available.

(9)	“Nonpublic” means information that has not been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public.

(10)	“Purchase or sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security and any securities convertible into a Reportable Security.

(11)	“Reportable Fund” means any registered fund for which Green Square Capital or a Green Square Capital affiliate (any entity controlling, controlled by, or under common control with Green Square

Capital) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended) or principal underwriter (i.e., Green Square Capital name of Funds).

(12)
“Reportable Security” has the same meaning as that set forth in Section 202(a)(18) of the Advisers Act, and includes stocks, bonds, investment contracts, profit-sharing agreements, transferable shares, options on securities, limited partnership interests, or in general any interest or instrument commonly known as a “security.”  However, in the case of an interest in a limited partnership that invests in securities, the Reportable Security will be the interest in the limited partnership, and not the underlying securities in which the partnership invests, provided that the partnership receives investment advice based on its investment objectives rather than on the individual investment objectives of its limited partners.

Reportable Security does not include:
	•	direct obligations of the Government of the United States;
	•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
	•	shares issued by money market funds;
	•	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds; and
	•	any instrument that is not a security as defined in Section 202(a)(18) of the Advisers Act. These instruments include, but are not limited to:
		-	futures contracts;
		-	options on futures contracts;
		-	general partnership interests, provided generally that the general partnership interest entitles the owner to exercise management control over the partnership; and
		-	direct interests in real estate.
		-	mutual funds

C.	Restrictions on Personal Securities Transactions

	(1)	Prohibition against Fraud, Deceit and Manipulation. No Access Person will, in connection with his or her purchase or sale, directly or indirectly, of a Reportable Security:

		•	employ any device, scheme or artifice to defraud a client;
•
make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

		•	engage in any act, practice or course of business that would operate as fraud or deceit on a client; or
		•	engage in any manipulative practice with respect to a client.

(2)
Pre-Clearance of Initial Public Offerings and Certain Limited Offerings. No Access Person may directly or indirectly acquire beneficial ownership of any security in an Initial Public Offering or in Limited Offerings without prior approval and clearance from the Chief Compliance Officer or Alternative Review Officer. Clearance may be granted if the Chief Compliance Officer or Alternate Review Officer believes that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent.

	(3)	Pre-Clearance of Transactions in Securities, Other Than Exempt Securities. Access Persons may not buy or sell Securities, other than Exempt Securities, for any account in which he or she has any direct or indirect Beneficial Ownership, unless such person obtains, in advance of the transaction, clearance for that transaction from the CCO. The general standards for granting or denying pre-clearance are discussed below, although the CCO retains authority to grant pre-clearance in exceptional circumstances for good cause.

A. When and how pre-clearance must be obtained

Access persons must obtain pre-clearance prior to acquiring or disposing of a direct or indirect Beneficial Ownership interest in any Security, other than Exempt Securities. In order to obtain pre-clearance, an Access Person must complete and submit to the CCO a pre-clearance form or submit a preclearance trade ticket through Salesforce; a blank pre-clearance form is attached as Exhibit B. If the transaction is approved by the CCO, that approval is valid until the end of the business day on which it is granted. The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed.

B. When will pre-clearance be denied

Pre-clearance will be denied in instances when Adviser is reallocating or rebalancing a strategy and the Security at issue is included within that reallocation or rebalance. Additionally, pre-clearance may be denied for a Security contained within a Restricted or Watch List or during routine daily trading on individual accounts if, in the judgment of the CCO, the level of client activity is sufficient to create the potential for market movement in that Security. The CCO retains the right to deny pre-clearance for any reason whatsoever, without disclosure of the basis for the denial to the Access Person.

	(4)	Blackout Period

No Access Person may buy or sell any Security on a day during which it is included within Adviser’s reallocation or rebalancing of a strategy unless Access Person is invested in a Green Square Capital Strategy and is trading alongside Clients.

	(5)	Restricted or Watch List

Adviser may maintain a Restricted or Watch list containing the names of Securities which are determined to be at risk for potential conflicts of interest. The contents of the Restricted or Watch List are to be maintained exclusively by the CCO or their delegate. The basis for denials related to a Security’s presence on the Restricted or Watch Lists are not required to be disclosed to the Access Person seeking pre-clearance.

D.	Application of Pre-Clearance Requirement

(1)
Special Considerations for Limited Offerings. In determining whether to approve a request for the purchase or sale of securities in a Limited Offering, the Chief Compliance Officer or Alternate Review Officer will consider, among other things, the following:

•
Possibility of Future Impact on Clients. The Chief Compliance Officer or Alternate Review Officer will consider whether there is any reasonable likelihood that the company making the Limited Offering, or any companies it owns or controls, might in the foreseeable future make an Initial Public Offering of securities that might be appropriate investments for clients. Among other things, the Chief Compliance Officer or Alternate Review Officer will, as appropriate, consult with persons with the authority to make investment decisions for clients to determine whether, based on a reasonable judgment and the facts known at the time of the pre-

clearance request, the securities would reasonably be expected to be appropriate investments for clients.

•
Size of Investment. The Chief Compliance Officer or Alternate Review Officer will consider the size of the potential investment (i.e., the percent of outstanding securities of the issuing entity of which the Access Person will be deemed to have Beneficial Ownership).

(2)
Discretion of Chief Compliance Officer. Notwithstanding the provisions of paragraph 1 of this section, the Chief Compliance Officer or Alternate Review Officer may refuse to grant clearance for any transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of a corporate opportunity, or any appearance of impropriety.

(3)
Pre-Clearance of the Chief Compliance Officer’s Personal Securities Transactions. The Chief Compliance Officer will clear his or her own personal securities transactions in advance through an Alternate Review Officer, either the Chief Investment Officer or a Principal of the Firm.

(4)
Effectiveness of Pre-Clearance. Clearance is effective, unless earlier revoked, until the earlier of: (i) the close of business on the trading day that clearance was granted, or (ii) the time the Access Person learns that the information provided to the Chief Compliance Officer in the Access Person’s request for clearance is not accurate. The Chief Compliance Officer or the Alternate Review Officer may revoke clearance at any time.

E.	Gifts and Entertainment

(1)
Gifts. All Access Persons are prohibited from receiving any gift or other thing of more than de minimus value (e.g. $300) from any person or entity that does business with or on behalf of any client of Green Square Capital, or seeks to do business with or on behalf of a client. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. All gifts must be reported in writing to the Chief Compliance Officer, via Green Square’s Gift and Entertainment Log, no more than thirty (30) days after the end of each calendar quarter. The foregoing restrictions do not apply to customary and occasional (i) business meals, (ii) tickets to sports or cultural events, or (iii) business entertainment that is an incidental part of a meeting that has a clear business purpose.

F.	Outside Employment and Other Activity

(1)
Service as Director of Publicly  Traded  Companies.  Green Square Capital employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon the determination that such board service would not be inconsistent with the interests of any Client.

(2)
Outside Employment. Green Square Capital discourages outside employment. Employees are not permitted to engage in any business activity or employment which interferes with their duties to Green Square Capital, divides their loyalty, creates an actual or apparent conflict of interest, or exposes the employee or Green Square Capital to possible criticism or adverse publicity. Employees must disclose all outside employment to Green Square Capital’s senior management. Employees must obtain prior senior management approval of all outside employment, business activities, managing directorships, or fiduciary appointments. Each employee must submit the Outside Business Activity Form if outside employment does arise. An Outside Business Activity Form is included as  Exhibit C.

G.	Insider Trading

(1)
Insider Trading--Prevention of Misuse of Material, Non-Public Information. In accordance with Section 204A of the Advisers Act the following procedures are adopted to prevent the misuse of Material, Non-Public Information. All employees (which term includes all Access Persons) are prohibited from, directly or indirectly, buying, selling or otherwise trading on Material, Non-Public Information for their personal accounts or on behalf of any Client. “Material, Non-Public Information” is any information: (i) about a company, or (ii) the market for the company's securities, (iii) which has come directly or indirectly from the company or from an outsider to the company in a position to influence the market for the securities of the company, (iv) which has not been disclosed generally to the marketplace, (v) the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by a reasonable investor in determining whether to trade in such securities. An Access Person should consider material information to be non-public unless he or she can identify the manner in which the information has been made public. If an employee is in doubt, they should contact the CCO for clarification..

(2)
Dissemination of Information. All employees are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Clients except to persons whose responsibilities require knowledge of the information.

H.	Political Contributions & Pay to Play

(1)
Payments and Gifts to Government Officials – Political Contribution. Green Square Capital requires all of its employees to comply strictly with the U.S. Foreign Corrupt Practices Act (the “FCPA”) and applicable foreign (non-U.S.) anti-bribery laws regarding foreign officials in each jurisdiction in which we do business. Generally, these laws and regulations prohibit offering or giving anything of value, directly or indirectly, to officials of foreign governments, foreign political candidates, or their family members in order to obtain or retain business, to unduly influence an official action, or to gain an unfair advantage. These payments are illegal and expose Green Square Capital and individuals personally to severe criminal, civil and regulatory penalties. “Anything of value” includes direct or indirect promises, payments, and offers of money or gifts to foreign officials whether in the form of profit, fee, charitable or political contribution, or in any other form. If there is any question as to what constitutes “anything of value” or to whether a person or entity is a foreign official, you must seek guidance from the compliance department or the general counsel department. In addition to its anti-bribery provisions, the FCPA prescribes extensive books, records and audit requirements. Each employee must submit the Political Contribution Certification annually.  A Political Contribution Certification Form is included as  Exhibit D.

(2)
Pay to Play - No Access Persons shall directly or indirectly make any political contribution to any government entity, municipality, official or candidate for the purpose of obtaining or retaining Green Square Capital.  Access Persons are allowed to contribute the de minimis amounts for elections ($350 per election for whom the individual is entitled to vote and $150 per election to a candidate the individual cannot vote for.) Primary and General elections are considered separate elections. Any amounts over the de minimis amounts must be approved by the CCO.  Annual certification of adherence to the policies in Section H is required by all Access Persons.

I.	Reporting Obligations

(1)
Initial/Annual Holdings Report. Each Access Person must submit a list of all Reportable Securities for which he or she had any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person, as of the date he or she first becomes subject to this Code’s reporting requirements. The Initial Holdings Report must be submitted to the Chief Compliance Officer or Alternate Review Officer within ten (10) days of the date the Access Person becomes subject to this Code’s reporting requirements, and then on an annual basis thereafter. The list of Reportable Securities and accounts contained in the Annual Holdings Report must be current as of a date no more than forty-five (45) days before the submission of the Annual Holdings Report. An Initial/Annual Holdings Report Form is attached as Exhibit E.

	(3)	Quarterly Transaction Reports.

(a)
On a quarterly basis, each Access Person must report any transaction during a quarter in a Reportable Security in which he or she has (or by virtue of the transaction acquires) any direct or indirect Beneficial Ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for his or her direct or indirect benefit. Each Access Person must submit the Quarterly Transaction Report to the Alternative Review Officer no later than thirty (30) days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as Exhibit F.

(b)
In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

(c)
As an alternative to listing security transactions on a Quarterly Transaction Report, an Access Person may arrange for the Chief Compliance Officer or Alternate Review Officer to receive duplicate copies of trade confirmations and periodic account statements directly from the broker-dealer. The trade confirmations and periodic account statements must contain all required information and the Quarterly Transaction Report must be received by the Chief Compliance Officer or Alternate Review Officer no later than thirty (30) days after the end of the calendar quarter.

(4)
Restricted Securities List. Federal and state securities laws prohibit any purchase or sale of securities by a person having material non-public information. In addition, “tipping” of others about such information is prohibited. Rule 10b-5 under the Securities Exchange Act of 1934 makes it unlawful for any person to use, either directly or indirectly, material inside information that has not been publicly disseminated. The persons covered by these restrictions are not only “insiders” of publicly traded companies, but also any other person who, under certain circumstances, learns of material non- public information about a company.

The Firm maintains a restricted list of securities which employees may be reviewing, analyzing, or may possess sensitive information (the “Restricted List”). The Restricted List is maintained on an ongoing basis. The Restricted List, and information contained therein, is highly confidential, and disclosure of any of this information to any person outside of the Firm may subject an employee to disciplinary action up to and including termination as well as sanctions for insider trading. In view of these provisions of the securities laws, the Firm has adopted the general policy that a Firm employee may not trade in securities of any company about which the employee possesses material non-public information, nor “tip” others about such information. The Restricted Securities List is included as Exhibit G.

(5)
Exemptions from Reporting. An Access Person is not subject to the reporting requirements in (1), (2), and (3) above for purchases or sales effected for any account over which he or she does not have any direct or indirect influence or control.

	(6)	Alternate Review Officer. The Chief Compliance Officer will submit his or her own reports required by this section to an Alternate Review Officer for review.

J.	Review and Enforcement

(1)
The Chief Compliance Officer will notify each person who becomes an Access Person of the Adviser and who is required to report under this Code of their reporting requirements no later than thirty (30) days before the first quarter in which the person is required to begin reporting.

(2)
The Chief Compliance Officer or Alternate Review Officers will, on a quarterly basis, compare reported personal securities transactions with completed transactions of Green Square Capital’ advisory clients during the period to determine whether a violation of this Code may have occurred. In determining whether a violation occurred, the Chief Compliance Officer or Alternate Review Officer will consult with appropriate Green Square Capital personnel and they will consider the facts and circumstances surrounding the occurrence along with any explanation and discussion by interested and/or involved parties and their supervisors.

(3)
If a violation is found to have occurred, the Chief Compliance Officer and appropriate Green Square Capital personnel will impose, after consultation with outside counsel (as appropriate), corrective action as they deem appropriate under the circumstances.

(4)
Green Square Capital will impose sanctions that range from oral warnings for the first violation, to written warnings, consideration of Code violations in determining bonuses, suspension, and termination.

K.
Records. The Adviser will maintain records in the manner and to the extent set forth below. These records will be available for examination by representatives of the Securities and Exchange Commission.

	(1)	A copy of this Code and any other code of ethics adopted by Green Square Capital that is, or at any time within the past five years has been, in effect (maintained in an easily accessible place).

(2)
A record of any violation of this Code and of any action taken or sanction imposed as a result of any violation (maintained in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurs).

(3)
A copy of each report submitted under this Code, including any information provided in lieu of any reports made under the Code (maintained for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place).

(4)
A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and those persons who are or were responsible for reviewing the reports (maintained in an easily accessible place).

	(5)	A copy of all written acknowledgements as required by paragraph 3 of section I of this Code for each person who is currently, or within the past five years was, a supervised person of the Adviser.

(6)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a Limited Offering (maintained for at least five years after the end of the fiscal year in which the approval is granted).

L.	Social Media

(1)
FINRA has issued guidance in Regulatory Notices 10-06 and 11-39 for securities firms and brokers concerning the use of social networking websites to communicate with the public. This guidance provides direction on evolving trends and industry best practices in light of the rising popularity of social media and networking websites, such as Facebook, Twitter and blogs (“social sites”).

(2)
Employees of Green Square may not communicate through social sites to further the business interest of Green Square, any of its affiliates, investment strategies, securities, or mutual fund offerings. Green Square and its staff must always adhere to all applicable regulatory requirements, including any use of social sites. Any personal use of social sites must avoid the pursuit of Green Square business..

M.	Whistle Blower

	(1)	Green Square is committed to the highest possible standards of ethical, moral, and legal business conduct. As a result and in order to protect these principles this policy has been adopted to:
(a)
Provide a confidential process for Access Persons to report, in good faith and on reasonable grounds and beliefs, certain potential violations, issues and/or concerns which may be reported under this Policy without concern of reprisal for such reports (referred to as “whistleblowing”)

		(b)	Provide a process for matters reported under this policy to be properly investigated and for appropriate action to be taken to ensure that these are resolved in a timely manner
		(c)	Minimize potential violations from continuing or occurring

	(2)	The following matters must be reported pursuant to this policy:
		(a)	Actual or potential violations relating to account, internal financial controls, accurate books and records or auditing matters.
		(b)	Actual or potential violations of applicable laws, rules or regulations including securities laws, and
		(c)	Actions materially inconsistent with any written policies and procedures of Green Square that may otherwise amount to serious improper conduct or give rise to serious conflicts of interest

(3)
No Complainant who submits a report under this policy in good faith and upon reasonable belief that a complaint constituted a reportable matter will suffer retaliation, harassment or an adverse consequence relating to their employment or other relationship with the respective Green Square entity. For greater certainty, no Green Square entity may discharge, demote, suspend, threaten, harass, or in any manner discriminate against a Complainant for making a complaint under this policy in good faith. Participants who have been found to engage in retaliatory behavior against Complainants and Complainants who make a complaint not in good faith and not upon a reasonable belief that the complaints constitutes a reportable matter may be subject to disciplinary action up to and including termination.

	(4)	All complaints will be treated as confidential to the fullest extent possible. A Complainant may disclose their identity, but is not required to do so.

N.	Miscellaneous

(1)
Confidentiality. All reports of securities transactions and any other information filed with Green Square Capital pursuant to this Code will be treated as confidential. However, we may disclose copies of reports and information to the Securities and Exchange Commission or as otherwise required by law.

	(2)	Interpretation of Provisions. Green Square Capital may from time to time adopt interpretations of this Code as it deems appropriate.

(3)
Distribution of Code, Acknowledgement of Receipt and Annual Certification of Compliance. All Green Square Capital personnel will receive a copy of this Code and any amendments. Within 10 days of receiving any initial or amended copy of this Code, and each year thereafter, each person will sign and return the code of ethics certification attached as Exhibit H for annual acknowledgement.

(4)
Reporting Violations. Any violation of this Code must be promptly reported to Green Square Capital’s Chief Compliance Officer, an Alternate Review Officer, or other member of Green Square Capital’s Compliance Department.

Exhibit A

Green Square Capital
Access Persons List

NAME MEMPHIS OFFICE	DATE ACCESS GRANTED UNDER THE CODE	DATE ACCESS REMOVED UNDER THE CODE
Jamie Baccus	8/21/2017
James Duke	7/11/2016
Richard Finch	5/8/2013
Edward Francis	5/31/2016
Gene Gard	2/6/2017
Annie Givens	11/30/2015
Amy Golden	4/4/2016
Debra Golladay	1/15/2014
Elizabeth Gordon	5/8/2013
Sue Harris	6/7/2016
Alison Henneberger	5/8/2013
Darrell Horn	5/8/2013
Betsy Humphreys	5/8/2013
Rebecca Jolly	5/8/2013
Michael Kearney	1/4/2016
Danny Martin	5/8/2013
Jonathan Martin	9/12/2016
Dana Maury	11/3/2014
Mallory Podesta	5/8/2013
Christopher Prest	5/8/2013
Matt Saenger	5/8/2013
Morgan Sanders	6/27/2016
Steve Sansom	5/8/2013
Ryan Taylor	5/8/2013
Sydney Tomes	5/3/2016
James West	5/8/2013
Woodson Whitehead	5/15/2013
Lee Yates	7/14/2014
LOUISVILLE OFFICE
Steve Gutermuth	9/15/2014
BOSTON OFFICE
Tim Pynchon	10/1/2016
Joe Gulli	10/1/2016
Tony Clarizio	4/17/2017

Exhibit B

Green Square Capital, LLC
Request for Pre-Clearance

To: The Chief Compliance Officer

From:

Date of Pre-Clearance Request:
Time of Pre-Clearance Request:  __________________ am/pm

Ticker	Buy/ Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

By signing below, I hereby request approval to complete the transaction(s) contemplated above. I acknowledge and agree that clearance of a transaction is valid only for a 48 hour period. If the transaction if NOT placed within that 48 hour period, clearance of that transaction must be pre-requested.

Date:

Signature:

Print Name:

Date Received:	Received by:

Date Approved:	Approved by:

Compliance Officer:	Date:

Exhibit C

Green Square Capital, LLC
Outside Business Activity Form

1. Outside Business Activity
 Employees must obtain prior senior management approval of all outside employment, business activities, managing directorships, or fiduciary appointments. Are you currently engaged in any other business?

   ☐Yes       ☐No

2. Access Person Information
Full Name:			Email Address:
3. Outside Business Information
Relationship			Responsibilities
Company Name:
Type of Business:
Stock Ownership: (if any, list # shares)

Position	☐Director Partner	☐ General

	☐Office Partner	☐ Limited

	☐ Employee Compensated	☐

☐ Other

Weekday hours
Evening hours
Working Hours:	Weekend hours

4. Signature

X
Signature				Date

X
CCO Signature				Date

Exhibit D
Green Square Capital, LLC
Annual Political Contribution Certification

Acknowledgement of Receipt of Political Contribution Policy

I certify that I:

* have received, read and reviewed the Political Contribution Policy; sections H-1 and H-2 of the Green Square Capital Code of Ethics;
* understand the policies and procedures in the Political Contribution Policy;
* recognize that I am subject to this policy;
* understand the penalties for non-compliance;
* have complied with this policy during the past year;
* have fully disclosed any exceptions to my compliance with the Political Contribution Policy below;
* will fully comply with the policy;
* have fully and accurately completed this Certification.

Exceptions:

Signature:		Date:

Name:
(print)

CCO Signature:		Date:

Exhibit E

Green Square Capital, LLC
Initial/Annual Holdings Report

Name of Reporting Person:	Date Person Became Subject to the Code:

Date Report Due:	Date Submitted:

Information Provide as of:	[Note: Date person became subject to Code and as of date
should be the same.]

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)
Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, etc.)	No. of Shares or Principal Amount

I have no holdings in Reportable Securities to report.

I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

* The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts
Name of Broker, Dealer or Bank	Name(s) on and Type of Account

I have no securities accounts to report.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

(CCO Signature)	(Date)

Exhibit F

Green Square Capital, LLC
Quarterly Transaction Report

Green Square Capital, LLC (the “Firm”) maintains a Code of Ethics and corresponding policies and procedures. By your signature below, you hereby confirm your acknowledgment of, and agreement and obligation to abide by, the Firm’s Code of Ethics and corresponding policies and procedures. You further understand that your failure to comply with the Code of Ethics and corresponding policies and procedures is subject to disciplinary action including possible termination.

Please respond to the following for the reporting period:

1.	Did you effect any Acquisition or Disposition of a Reportable Security in which you had any direct or indirect Beneficial Ownership during this past quarter?

	☐	YES (check one of the following and then proceed to item 2).

☐I have supplied the Firm with trade confirmations or account statements, and the Firm has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which any transactions take place.

☐I have supplied the following:

		(a)	the date of the Acquisition or Disposition, title, interest rate and maturity date (if applicable), number of shares and principal amount of each Reportable Security;

		(b)	the nature of the Acquisition or Disposition (i.e., purchase, sale, gift or any other type of Acquisition or Disposition);

		(c)	the price of the Reportable Security at which the Acquisition or Disposition was effected; and

		(d)	the name of the broker, dealer or bank with or through which the Acquisition or Disposition was effected.

	☐	NO, I have not effected any reportable transactions (proceed to item 2).

2.	Did you establish any new account(s) which contain securities (including but not limited to Reportable Securities) in which you had a direct or indirect Beneficial Ownership during this quarter?

	☐	YES (check one of the following).

☐I have supplied the Firm with trade confirmations or account statements, and the Firm has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which any transactions take place.

☐I have supplied the following:

		(a)	the name of the broker, dealer or bank with whom the account was established; and

		(b)	the date the account was established.

	☐	NO, I have not opened any new account(s) which contain securities during this past quarter.

This Code of Ethics Transactions Report must be returned to the Chief Compliance Officer, with all applicable documents, no later than thirty days after the end of the previous calendar quarter.

EMPLOYEE NAME (PRINT):

EMPLOYEE SIGNATURE:	DATE:

CCO REVIEW:	DATE:

Exhibit G

Green Square Capital, LLC

Restricted Securities List

Each of the Firm’s Associated Persons is prohibited from purchasing any of the following restricted securities for as long as the publicly traded company and/or a member of such publicly traded company’s senior management is a client of the Firm, unless expressly approved in advance by Richard Finch, Chief Compliance Officer, in writing. Please indicate your understanding of this policy and the relevant section of the Green Square Capital, LLC Code of Ethics and your agreement to comply with this requirement by signing below. Failure to comply with this policy will be cause for immediate dismissal from the firm.

PUBLICLY TRADED COMPANY	CLIENT’S NAME	CLIENT’S TITLE	STOCK SYMBOL	EFFECTIVE DATE
CenturyTel, Inc.	Harvey Perry	Vice-Chairman	CTL	09/30/2001
Enbridge Energy Partners, LP Enbridge, Inc. Enbridge Energy Management, LLC	Dan C. Tutcher	Director & Shareholder	EEP ENB EEQ	9/11/2008
Home Bank	John Hendry	Director	HBCP	12/31/2010
Paragon National Bank	Pete A. Stark	Director	PGNN	07/15/2014
Buffalo Wild Wings	Jerry Rose	Director	BWLD / BWW	09/11/2014
1347 Property Insurance Holdings	Leo Christopher Saenger III	Director	PIH	02/10/2015
Investar Holding Corp	Robert Boyce	Director	ISTR	03/03/2015
CBIZ, Inc.	Green Square PIP, LLC Ensemble Capital Partners, LP	Auditor	CBZ	03/30/2015
Bluebird Bio, Inc.	Dave Davidson	Officer	BLUE	05/11/2015
Regions Financial	GSC Client Affiliation	Non Public Info	RF	07/13/2015
FedEx Corporation	M. Rush O’Keefe, Jr.	Senior VP, General Counsel	FDX	09/04/2015
Suburban Propane Partners, LP	GSC Client Affiliation	Non Public Info	SPH	09/04/2015
Axiall Corporation Westlake Chemical	Russ Zukowski	Director	AXLL WLK	2/22/2016
Philips 66 Phillips 66 Partners LP	GSC Client Affiliation, per DH	Non Public Info	PSX PSXP	2/16/2016

Restriction Reporting Updates

Portfolio Managers, through their Associates, are required to maintain a list of guidelines and restrictions on account by account name and number (the “Account Restrictions List”) via Salesforce. The Portfolio Manager and/or Investment Advisor shall list the specific guidelines and/or restrictions that are applicable to such account. The Account Restrictions List shall be updated as necessary in accordance with any written client changes to its guidelines and restrictions. Please update below any changes in the past quarter to restrictions on accounts you manage.

PUBLICLY TRADED COMPANY	CLIENT’S NAME	CLIENT’S TITLE	STOCK SYMBOL	EFFECTIVE DATE

EMPLOYEE NAME (PRINT):

EMPLOYEE SIGNATURE:	DATE:

Exhibit H

Green Square Capital, LLC
Code of Ethics Certification

Acknowledgement of Receipt of Initial/Annual Code of Ethics

I acknowledge that I:

* have received, read and reviewed the Green Square Capital Code of Ethics;
* understand the policies and procedures in the Green Square Capital, LLC Code of Ethics;
* recognize that I am subject to these policies and procedures;
* understand the penalties for non-compliance;
* will fully comply with the Green Square Capital Code of Ethics
* have fully and accurately completed this Certification.

Signature:		Date
Submitted:
Name:
(please print)